                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant   [x]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[x]   Preliminary Proxy Statement              [ ] Confidential, for Use of the
[ ]   Definitive Proxy Statement                   Commission Only (as permitted
[ ]   Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]   Soliciting material under Rule 14a-12.

                        SOURCE INTERLINK COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title to each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                        SOURCE INTERLINK COMPANIES, INC.
                         Two CityPlace Drive, Suite 380
                            St. Louis, Missouri 63141

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

To the Shareholders of                                          October 10, 2002
Source Interlink Companies, Inc.:                            St. Louis, Missouri

The Annual Meeting of the Shareholders of Source Interlink Companies, Inc. will be held on November 12, 2002 commencing at 10:00 a.m. Central Standard Time at the offices of the Company at Two City Place Drive, Suite 380, St. Louis, Missouri 63141, for the following purposes:

         1. To elect three Class I directors to each serve a three-year term until each director's successor has been elected and qualified;

         2. To approve an amendment to the Company's 1995 Incentive Stock Option Plan to increase the number of shares of Common Stock available under the Stock Plan from 2,770,661 to 3,000,000;

         3. To approve an amendment to the Company's 1998 Omnibus Plan to increase the number of shares of Common Stock available under the Omnibus Plan from 1,850,000 to 2,000,000; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 24, 2002, will be entitled to vote at the meeting. A list of all shareholders entitled to vote at the annual meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available at the principal office of Source interlink Companies, Inc., Two City Place Drive, Suite 380, St. Louis, Missouri 63141, during usual business hours, for examination by any shareholder for any purpose germane to the annual meeting for 10 days prior to the date thereof. The list of shareholders will also be available at the meeting for examination at any time during the meeting.

A copy of the Company's 2002 Annual Report and the Company's Quarterly Report on Form 10-Q for fiscal quarter ended July 31, 2002 accompanies this notice.

                                            By Order of the Board of Directors

                                            /s/ W. Brian Rodgers

                                            W. Brian Rodgers
                                            Secretary

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                        SOURCE INTERLINK COMPANIES, INC.
                         Two City Place Drive, Suite 380
                            St. Louis, Missouri 63141
                                 (314) 995-9040

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       FOR
                       2002 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

The enclosed form of proxy is solicited by and on behalf of the Board of Directors of Source Interlink Companies, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on November 12, 2002 in the offices of the Company at Two City Place Drive, Suite 380, St. Louis, Missouri 63141, commencing at 10:00 a.m. Central Standard Time and at any adjournments thereof. Each shareholder giving the proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company's principal executive offices at Two City Place Drive, Suite 380, St. Louis, Missouri 63141, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, in and of itself, revoke the proxy). All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not anticipate that any other matters will be raised at the annual Meeting.

This Proxy Statement and form of proxy card, together with the Company's 2002 Annual Report and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2002, were first mailed to shareholders of the Company on or around October 10, 2002. The solicitation of proxies is being made primarily by the use of the mail. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company and its subsidiaries, will be borne by the Company.

Only shareholders of record at the close of business on September 24, 2002, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournments thereof. On September 24, 2002 the Company had issued and outstanding 18,209,445 shares of Common Stock. Each outstanding share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders. Shareholders do not have the right to cumulate their votes in the election of directors. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the inspectors of election appointed by the Board for the meeting.

                                   PROPOSAL 1

                       ELECTION OF THREE CLASS I DIRECTORS
        INFORMATION ABOUT THE NOMINEES AND DIRECTORS CONTINUING IN OFFICE

The Company's Articles of Incorporation and Bylaws currently authorize a Board of Directors consisting of not less than three (3) nor more than nine (9) directors, and authorize the directors to increase or decrease the number of directors comprising the Board of Directors by resolution adopted by the affirmative vote of a majority of the Board of Directors. Currently the number of directors has been fixed at seven. The Company's Articles of Incorporation and Bylaws provide for three classes of directorships serving staggered three year terms such that approximately one-third of the directors are elected at each annual meeting of shareholders. Each member of the Board of Directors of the Company serves in such capacity for a three-year term or until a successor has been elected and qualified, subject to earlier resignation, removal or death. The terms of the current Class II and Class III directors expire in 2003 and 2004, respectively. The Board of Directors has nominated Aron Katzman, Randall S. Minix, and James R. Gillis, who are currently Class III directors, for election to each serve a three-year term expiring at the annual meeting of shareholders in 2005. The following table sets forth certain information concerning Messrs. Katzman, Minix, and Gillis, as well as those directors who are continuing in office.

                         NOMINEES FOR DIRECTOR - CLASS I
                   (TO BE ELECTED TO SERVE A THREE-YEAR TERM)

                                                                                                 DIRECTOR
     NAME                 AGE                         POSITION                                     SINCE
     ----                 ---                         --------                                     -----
Aron Katzman              64                          Director                                     1995
Randall S. Minix          52                          Director                                     1995
James R. Gillis           49            President and Chief Operating Officer                      2000

Aron Katzman has served as a director of The Source since it commenced operations in May 1995. Mr. Katzman was a founder of Medicine Shoppe International, Inc. (Nasdaq) and served on its Board of Directors until it was purchased by Cardinal Health (NYSE) in 1994. Until its sale in May 1994, Mr. Katzman served as the Chairman and Chief Executive Officer of Roman Company, a manufacturer and distributor of fashion custom jewelry. Mr. Katzman is a member of the board of directors of Foto, Inc. Presently, Mr. Katzman is Chairman and Chief Executive Officer of Decorating Den of Missouri.

Randall S. Minix is a certified public accountant and has served as a director of The Source since it commenced operations in May 1995. As of March 1, 2001, Mr. Minix became the Chief Financial Officer of South Atlantic Lumber Industries in Greensboro, North Carolina. For more than five years prior thereto, Mr. Minix had been the managing partner of Minix, Morgan & Company, L.L.P., an independent accounting firm headquartered in Greensboro, North Carolina.

James R. Gillis became President of The Source in December 1998, was appointed as a director of The Source in March 2000 and became President and Chief Operating Officer in August 2000. Prior thereto, he served as the President and Chief Executive Officer of Brand Manufacturing Corporation.

The Board of Directors recommends that shareholders vote "FOR" the election of Messrs. Katzman, Minix and Gillis to the Company's Board of Directors.

                   DIRECTORS CONTINUING IN OFFICE - CLASS II
                            (TERMS EXPIRING IN 2003)

                                                                                 DIRECTOR
     NAME                          AGE                POSITION                     SINCE
     ----                          ---                --------                     -----
Harry L. "Terry" Franc, III        66                 Director                     1995
Kenneth F. Teasdale                67                 Director                     2000

Harry L. "Terry" Franc, III, has been a director of The Source since it commenced operations in May 1995. Mr. Franc is one of the founders of Bridge Information Systems, Inc. ("BIS"), a global provider of information services to the securities industry and of BIS's subsidiary, Bridge Trading Company ("BTC"), a registered broker-dealer and member of the New York Stock Exchange. Mr. Franc has been Executive Vice President of BTC for more than 20 years and for more than 20 years prior to 1995, served as a director and an Executive Vice President of BIS. Mr. Franc is a member of the National Organization of Investment Professionals. He is a director of TV House, Inc. and of the St. Louis Community Foundation.

Kenneth F. Teasdale has served as a director of The Source since March 2000. Mr. Teasdale has been the Chairman of Armstrong Teasdale LLP, a law firm, since 1993 and before that was Managing Partner from 1986 to 1993. He has been associated with Armstrong Teasdale since 1964. Prior thereto, Mr. Teasdale served as General Counsel to the Democratic Policy Committee of the United States Senate beginning in 1962. In that position, he also served for three years as Legal Assistant to the Majority Leader of the United States Senate. Mr. Teasdale is Chairman of the Board of Regents for St. Louis University, Member of the Board of Trustees for the St. Louis Science Center, member of the Board of Directors for the United Way of Greater St. Louis, member of the Board of Trustees for St. Louis University and member of the Board of Trustees for the St. Louis Art Museum.

                   DIRECTORS CONTINUING IN OFFICE - CLASS III
                            (TERMS EXPIRING IN 2004)

                                                                                  DIRECTOR
     NAME                 AGE                         POSITION                      SINCE
     ----                 ---                         --------                      -----
S. Leslie Flegel          65            Chairman and Chief Executive Officer        1995
Robert O. Aders           75                          Director                      1999

S. Leslie Flegel has been the Chairman of the Board of Directors and Chief Executive Officer of The Source since its inception in March 1995. For more than 14 years prior thereto, Mr. Flegel was the principal owner and Chief Executive Officer of Display Information Systems Company ("DISC"), a predecessor of The Source. S. Leslie Flegel is the father of Jason S. Flegel, The Source's Executive Vice President, Distribution Services. Mr. Flegel is a director of eRoomSystem Technologies, Inc.

Robert O. Aders was appointed as a director in March 1999. He is Chairman and Chief Executive Officer of the Advisory Board, Inc. (an international consulting organization) and a member of the Board of Directors of Food Marketing Institute, where he served as President and CEO from its founding in 1976 until his retirement in 1993. Mr. Aders was the Acting Secretary of Labor in the Ford administration, is a former advisor to the White House Office of Emergency Preparedness and has served on the U.S. Wage and Price Commission and as a Vice Chairman of the National Business Council for Consumer Affairs. From 1970 to 1974, Mr. Aders was Chairman of the Board of The

Kroger Co., where he served in various executive positions beginning in 1957. Mr. Aders is also a member of the Board of Directors of Spar Group, Inc., Surebeam Corporation and Telepanel Systems, Inc.

During fiscal 2002, six meetings of the Board of Directors were held. Each director attended 75 percent or more of the aggregate of (i) the total number of meetings held during fiscal year 2002 and (ii) the total number of meetings held during such period by all committees of the Board of Directors on which he served.

The Board of Directors evaluates and nominates qualified nominees for election or appointment as Directors and qualified persons for selection as senior officers. The Board of Directors will give appropriate consideration to a written recommendation by a shareholder for the nomination of a qualified person to serve as a Director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Board of Directors to properly evaluate such nominee's qualifications to serve as Director.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established an Audit Committee, a Compensation Committee, a Finance Committee and an Acquisition Committee. During fiscal 2002, the Audit Committee and the Compensation Committee each held three meetings. The duties and members of each of these committees are indicated below.

   - The Audit Committee is comprised of three non-employee directors, presently Messrs. Minix, Katzman and Franc, and has the responsibility of recommending the firm that will serve as the Company's independent auditors, reviewing the scope and results of the audit and services provided by the independent auditors and meeting with the financial staff to review accounting procedures and policies.

   - The Compensation Committee is comprised of three non-employee directors, presently Messrs. Katzman, Aders and Minix, and has been given the responsibility of reviewing the Company's financial records to determine overall compensation and benefits for executive officers and to establish and administer the policies which govern employee salaries and benefit plans.

   - The Finance Committee is comprised of two directors, Messrs. Franc and Katzman. The Finance Committee has been given the responsibility of monitoring the Company's capital structure, reviewing available alternatives to satisfy the Company's liquidity and capital requirements and recommending the firm or firms which will provide investment banking and financial advisory services to the Company.

   - The Acquisition Committee is comprised of four directors, presently Messrs. Franc, Katzman, Aders and Minix, and has been given the responsibility of monitoring the Company's search for attractive acquisition opportunities, consulting with members of management to review plans and strategies for the achievement of the Company's external growth objectives and recommending the firm or firms that will serve as advisors to the Company in connection with the evaluation of potential business combinations.

DIRECTOR COMPENSATION

         Under the Company's present policy, each director of the Company who is not also an employee receives $25,000 annually payable quarterly in either cash or shares of Common Stock valued at 90% of the last reported sale price on the date of grant as of the payment date. Directors also annually receive options to purchase 10,000 shares of Common Stock at an exercise price equal to the last reported sale price on the date of grant. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the Board and its committees.

               SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of August 31, 2002, certain information concerning the ownership of Common Stock (1) by each person who is known to the Company to own beneficially 5.0% or more of the outstanding Common Stock, (2) by each director and current executive officer named in the compensation table and
(3) by all directors and executive officers as a group. As of August 31, 2002, there were 18,202,845 shares of Common Stock outstanding.


                                                                                BENEFICIAL OWNERSHIP
                                                                                --------------------
NAME AND ADDRESS
OF BENEFICIAL OWNER                                          NUMBER OF SHARES(1)                             PERCENT
-------------------                                          -------------------                             -------
Jonathan J. Ledecky                                           2,640,000                                        14.5%
  800 Connecticut Avenue NW, Suite 1111
  Washington, D.C.  20006

S. Leslie Flegel                                              2,156,226(2)                                     11.1
  Two CityPlace Drive, Suite 380
  St. Louis, Missouri 63141

FMR Corporation                                               1,230,900(3)                                      6.8
  82 Devonshire Street
  Boston, Massachusetts, 02109

JP Morgan Chase & Company                                     1,031,320(4)                                      5.7
  500 Stanton Christina Road
  Newark, Delaware 19713

James R. Gillis                                                 576,501(2)                                      3.1
  10 East 40th Street, Suite 3110
  New York, New York  10016

Aron Katzman                                                    340,967(2)                                      1.9
  10 Layton Terrace
  St. Louis, Missouri 63124

Monte Weiner                                                    435,335(2)                                      2.3
  10 East 40th Street, Suite 3110
  New York, New York  10016

Jason S. Flegel                                                 266,527(2)                                      1.5
  6195 Lusk Boulevard
  San Diego, California  92121

Harry L. Franc, III                                             122,505(2)                                        *
  19 Briarcliff
  St. Louis, Missouri 63124

Robert O. Aders                                                  90,000(2)                                        *
  132 S. Delancey Place
  Atlantic City, New Jersey  08401

Randall S. Minix                                                 77,974(2)                                        *
  5502 White Blossom Drive
  Greensboro, North Carolina 27410

Kenneth F. Teasdale                                              68,243(2)                                        *
  33 Kingsbury Place
  St. Louis, Missouri  63112

Frank Bishop                                                     72,485(2)                                        *
  27500 Riverview Center Boulevard
  Bonita Springs, Florida 34134

All directors and executive                                   4,370,004(2)(5)                                  20.7
officers as a group  (13 persons)


------------------------
         *Less than 1%

(1) Under the rules of the Commission, the shares of the Company's Common Stock which a person has the right to acquire within 60 days after August 31, 2002 in connection with the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentage of ownership of that person.
(2) Includes exercisable options to acquire shares of Common Stock in the following amounts per beneficial owner: S. Leslie Flegel - 1,274,256 shares; James R. Gillis - 568,000 shares; Aron Katzman - 50,000 shares; Monte Weiner - 435,335 shares; Jason S. Flegel - 152,758 shares; Harry
         L. Franc, III - 60,000 shares; Robert O. Aders - 60,000 shares; Randall
         S. Minix - 60,000 shares; Kenneth F. Teasdale - 30,000; and Frank Bishop - 72,485 shares.
(3) This amount, as of February 14, 2002, as reflected on correspondence from FMR Corporation, consists of sole voting power with respect to -0-shares, sole dispositive power with respect to 1,230,900 shares and no shared voting or dispositive power.
(4) This amount, as of February 26, 2002, as reflected on correspondence from JP Morgan Chase & Company, consists of sole voting power with respect to 1,012,320 shares, sole dispositive power with respect to 1,031,320 shares and no shared voting or dispositive power.
(5) Includes options and warrants to acquire 163,242 shares of Common Stock, excluded in the names indicated in the footnotes above.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto, or written representations that no Form 5 is required, all executive officers and directors of the Company timely filed with the Securities and Exchange Commission all reports required by Section 16(a) of the Securities Exchange Act of 1934 except that Messrs. Teasdale, Weiner, Aders and Minix failed to timely file a Form 4, Statement of Changes in Beneficial Ownership. All such reports have since been filed.


                               EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company who are not also directors of the Company:

NAME                                AGE     POSITION
----                                ---     --------
Robert  Arquilla                    49      Vice-President - Human Resources

Frank Bishop                        51      Senior Vice President - North American Sales

John D'Aloia                        47      Executive Vice President, Chief Marketing Officer

Jason S. Flegel                     37      Executive Vice President, Distribution Services

W. Brian Rodgers                    37      Secretary and Chief Financial Officer

Monte Weiner                        52      President and Chief Executive Officer - Source Display

ROBERT ARQUILLA joined the Company as Vice President, Human Resources in January 2002. Prior to joining the Company, Mr. Arquilla worked for Safety-Kleen Corp. where he held the office of Senior Vice President, Administration for 17 years.

FRANK BISHOP has served the Company since 1995, most recently as Senior Vice President, Sales. Prior to joining the Company, Mr. Bishop served as the Director of Sales & Marketing for Triangle News Co, a wholesale distributor of books and magazines.

JOHN D'ALOIA joined the Company as Executive Vice President, Chief Marketing Officer in February 2002. Prior to joining the Company, Mr. D'Aloia worked for Hearst Distribution Corporation where he held the office of Executive Vice President for Hearst Distribution Group since 1990, and simultaneously served as Senior Vice President of COMAG Marketing Group. Prior to that, he worked for Time Inc. Magazine Division of AOL Time Warner for 14 years where he held a variety of positions including New York Regional Sales Director for People Magazine.

JASON S. FLEGEL has served as Executive Vice President, Information Services since June 1996. Prior thereto, and since the Company's inception in March 1995, he served as Vice President-- Western Region. For more than two years prior thereto, Mr. Flegel was an owner and the Chief Financial Officer of DISC. Jason
S. Flegel is the son of S. Leslie Flegel.

W. BRIAN RODGERS has served as Secretary and Chief Financial Officer since October 1996. Prior to joining The Source, Mr. Rodgers practiced for seven years as a Certified Public Accountant with BDO Seidman, LLP.

MONTE WEINER has served as President and Chief Executive Officer - Source Display since August 2000. Prior thereto, Mr. Weiner served as Executive Vice President and Chief Executive Officer - Source Display from September 1999 until May 2000. For more than 15 years prior thereto, Mr. Weiner served as President of TCE Corporation and Secretary and Treasurer of Brand Manufacturing Corporation.

EXECUTIVE COMPENSATION

The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the named executive officers, in the fiscal years indicated, for all services rendered in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE



                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                            SECURITIES
  NAME OF PRINCIPAL                   FISCAL                                                UNDERLYING           ALL OTHER
      POSITION                        YEAR         SALARY ($)            BONUS ($)          OPTIONS (#)      COMPENSATION(1)($)
--------------------                  -----        ----------            ---------         -------------     ------------------
S. Leslie Flegel                      2002          $455,000             $200,000              450,000          $  5,450
  Chief Executive Officer             2001           455,000              359,217                   --             5,450
                                      2000           330,000              140,000              525,000             5,450

James R. Gillis                       2002          $350,000             $250,000              250,000          $    970
  President                           2001           300,000              250,000              200,000               970
                                      2000           250,000              250,000(2)                --             2,860

Monte Weiner                          2002          $300,000             $150,000              200,000                --
  Executive Vice President &          2001           241,000              250,000              200,000                --
  CEO - Source Display                2000           150,000              100,000               25,000                --

Jason S. Flegel                       2002          $204,000             $     --              131,000          $    981
  Executive Vice President            2001           155,000               50,000               50,000               381
                                      2000           125,000               16,000               50,000               381

Frank Bishop                          2002          $204,000             $     --               20,000                --
  Executive Vice President,           2001           185,000                   --               50,000                --
  Sales                               2000           120,000                5,000               30,000                --

----------

(1) In fiscal 2002, the estimated incremental cost to the Company of life insurance premiums paid on behalf of Messrs. Flegel, Gillis, Weiner, J. Flegel and Bishop was $5,450, $970, $0, $981 and $0, respectively. In fiscal 2001, the estimated incremental cost to the Company of life insurance premiums paid on behalf of Messrs. Flegel, Gillis, Weiner, J. Flegel and Bishop was $5,450, $970, $0, $381 and $0, respectively. In fiscal 2000, the estimated incremental cost to the Company of life insurance premiums paid on behalf of Messrs. Flegel, Gillis, Weiner, J. Flegel and Bishop was $5,450, $2,860, $0, $381 and $0, respectively.
(2) Includes $100,000 bonus accrued in fiscal year 2000, but paid in fiscal year 2001, which was inadvertently not included in the proxy statement dated September 22, 2000.


                       OPTIONS GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

------------------------------------------------------------------------------------------------------------------------------
                                                                                           Potential Realizable Value at
                           Number of      % of Total                                          Assumed Annual Rates of
                          Securities       Options                                           Stock Price Appreciation
                          Underlying      Granted to     Exercise or                             for Option Term
                            Options      Employees in    Base Price     Expiration    -----------------------------------------
          Name             Granted #     Fiscal Year       ($/Sh)          Date              5% ($)              10% ($)
------------------------------------------------------------------------------------------------------------------------------
S. L. Flegel             300,000(1)         13%            5.00         02-05-11             943,342            2,390,614
S. L. Flegel             150,000(2)          6%            4.35         07-11-11             410,354            1,039,917
James R. Gillis          100,000(3)          4%            5.00         02-05-11             314,447              796,871
James R. Gillis          100,000(3)          4%            4.35         07-11-11             273,569              693,278
James R. Gillis           50,000(4)          2%            4.21         12-05-11             132,382              335,483
Monte Weiner              50,000(1)          2%            5.00         02-05-11             157,224              398,436
Monte Weiner              50,000(3)          2%            4.35         07-11-11             136,785              346,639
Monte Weiner             100,000(4)          4%            4.21         12-05-11             264,765              670,966
Jason Flegel              50,000(1)          2%            5.00         02-05-11             157,224              398,436
Jason Flegel              50,000(2)          2%            4.35         07-11-11             136,785              346,639
Jason Flegel              31,000(5)          1%            4.21         12-05-11              82,077              207,999
Frank Bishop              20,000(1)          1%            5.00         02-05-11              62,889              159,374
------------------------------------------------------------------------------------------------------------------------------

(1) Options were granted February 6, 2001 and are exercisable as to 100,000 shares immediately, another 100,000 shares on February 6, 2002 and the final 100,000 shares on February 6, 2003.
(2) Options were granted July 12, 2001 and vest in three equal annual installments.
(3) Options were granted February 6, 2001 and vest 33.33% immediately, 33.33% on August 1, 2001 and the remainder on August 1, 2002.
(4) Options were granted July 12, 2001 and vest 33.33% immediately, 33.33% on August 1, 2002 and the remainder on August 1, 2003.
(5) Options were granted December 6, 2001 and vest in three equal annual installments.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Value of Unexercised
                                                                           Number  of  Unexercised   In-the-Money Options(1)
                                   Shares                                  Options at Fiscal  Year    at Fiscal Year End ($)
                                Acquired on                Value           End (#) Exercisable/            Exercisable/
           Name                 Exercise (#)           Realized ($)             Unexercisable             Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
S. Leslie Flegel                     0                       0               1,003,006 / 421,250        448,292 / 170,300
James R. Gillis                      0                       0                418,667 / 166,000          101,501 / 77,999
Monte Weiner                         0                       0                283,334 / 183,333          73,000 / 98,500
Jason Flegel                         0                       0                90,758 / 159,333           60,679 / 145,418
Frank Bishop                         0                       0                 36,485 / 45,333            9,636 / 4,600
-------------------------------------------------------------------------------------------------------------------------------

(1) "In-the-Money" options are options whose exercise price was less than the market price of Common Stock at January 31, 2002.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

In February 2001, we entered into an employment agreement with S. Leslie Flegel, which expires January 31, 2004. Under the agreement, Mr. Flegel serves as the Chairman of the Board and Chief Executive Officer of The Source for an initial annual base rate of compensation (the "Base Compensation") of $425,000. For the fiscal years beginning February 1, 2002 and February 1, 2003, the Base Compensation shall be increased to $500,000. Mr. Flegel will also be entitled to receive a bonus ("Annual Bonus") each year of up to 100% of his Base Compensation for such year if certain performance goals are met. The Company granted to Mr. Flegel options to purchase an aggregate of 300,000 shares of our common stock (the "Option") at an exercise price of $5.00. The options vest 100,000 immediately upon the granting of the options, another 100,000 shares on February 6, 2002 and as to 100,000 shares on February 5, 2003. In the event the employment of Mr. Flegel with The Source is terminated for reasons other than for cause, permanent disability or death or there occurs a significant reduction in the position, duties or responsibilities thereof (a "Termination") following a "Hostile Change of Control" (as defined in the employment agreement), Mr. Flegel will be entitled to a Severance Bonus equal to the sum of (i) the aggregate of the Base Compensation that would be earned by Mr. Flegel had he remained in The Source's employ from the date of such termination until January 31, 2004 (the "Remaining Term") and (ii) an amount equal to the aggregate Annual Bonus Mr. Flegel would have earned for the Remaining Term if all criteria for payment of the Annual Bonus were achieved at maximum levels for each of the periods within the Remaining Term. Mr. Flegel also will agree to refrain from disclosing information confidential to The Source or engaging, directly or indirectly, in the rendering of services competitive with those offered by The Source during the term of his employment and for one year thereafter, without the prior written consent of The Source and will receive $250,000 in consideration.

In August 2000, we entered into an employment agreement with James R. Gillis, which expires January 30, 2006 (subject to renewal). The employment agreement provides that Mr. Gillis serves as President of The Source and receives annual base compensation of $385,000. In addition, Mr. Gillis IS entitled to receive a guaranteed bonus of $250,000 for each of the fiscal years 2001, 2002, 2003, 2004, 2005 and 2006 as long as he is an employee of The Source at the agreed upon date of payment. Mr. Gillis may also receive a discretionary bonus of $100,000 for each of the fiscal years 2001, 2002, 2003, 2004, 2005 and 2006 at the discretion of the Compensation Committee of the Board of Directors. The Company will also grant Mr. Gillis options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $7.84. The options shall vest as to 66,667 shares immediately upon the granting of the options, another 66,666 shares on August 1, 2001, and as to 66,666 shares on August 1, 2002. In the event the employment of Mr. Gillis is terminated for reasons other than cause, permanent disability or death, Mr. Gillis will be entitled to receive the remainder of his base salary and benefits for the balance of the term of the agreement. Mr. Gillis agreed to refrain from disclosing information confidential to The Source during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by The Source during the term of his employment and for two years thereafter.

In August 2000, we entered into an employment agreement with Monte Weiner, which expires July 31, 2003 (subject to renewal). The employment agreement provides that Mr. Weiner serves as President/Chief Executive Officer of Source Display and receives annual base compensation of $300,000. Also, as an inducement to accept employment, Mr. Weiner received a signing bonus of $100,000 upon execution of his employment agreement. In addition, Mr. Weiner is entitled to receive a guaranteed bonus of $150,000 for each of fiscal 2001, 2002 and 2003, as long as he is an employee of The Source at the agreed upon date of payment. Mr. Weiner may also receive a discretionary bonus of $100,000 for each of fiscal 2001, 2002 and 2003 at the discretion of the Compensation Committee of the Board of Directors. The Company will also grant Mr. Weiner options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $7.84. The options shall vest as to 66,666 shares immediately upon the granting of the options, another 66,666 shares on August 1, 2001, and as to 66,667 shares on August 1, 2002. In the event the employment of Mr. Weiner is terminated for reasons other than cause, permanent disability or death, Mr. Weiner will be entitled to receive the remainder of his base salary and benefits for the balance of the term of the agreement. Mr. Weiner agreed to refrain from disclosing information confidential to The Source during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by The Source during the term of his employment and for two years thereafter.

In January 2001, we entered into an employment agreement with Jason S. Flegel, which expires January 31, 2004, and thereafter automatically continues for additional one year terms unless terminated by either the executive or us. The employment agreement provides that Mr. Flegel serves as Executive Vice-President, Information Services of The Source and receives annual base compensation of $204,000, subject to annual adjustment by the Board. In addition, Mr. Flegel may also receive a discretionary bonus of up to $100,000 at the discretion of the Compensation Committee of the Board of Directors. The Company will also grant Mr. Flegel stock options to purchase 50,000 shares of our common stock at $3.6875. Such options shall vest with respect to 16,667 shares on each of February 1, 2002 and 2003 and 16,666 shares on February 1, 2004. Mr. Flegel agreed to refrain from disclosing information confidential to The Source during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by The Source during the term of his employment and for two years thereafter.

In June 2001, the Company and Frank Bishop agreed upon an arrangement under which Mr. Bishop will serve as Senior Vice President North American Sales of The Source in exchange for annual base compensation of $204,000. In addition, Mr. Bishop will also be entitled to receive a bonus based upon the performance of booked sales of certain divisions of our business, not to exceed 50% of his salary. Also, subject to approval by the Compensation Committee of the Board, 20,000 options will be granted at market value each year if sales in those divisions meet budget and an additional 20,000 options will be issued at market value if budget is exceeded by 20%.

      REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

GENERAL

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed of Messrs. Aders, Katzman and Minix.

The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company's compensation policy is based on the principle that the financial rewards to the executives should be aligned with the financial interests of the stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

The Company's executive compensation strategy consists of salary and incentive compensation. The following is a summary of the policies underlying each element.

ANNUAL COMPENSATION

The annual compensation salary for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Committee makes a recommendation to the Board of Directors of the salary to be paid to each executive officer.

LONG TERM INCENTIVE COMPENSATION

The Committee believes that long-term incentive compensation is the most effective way of tying executive compensation to increases in stockholder value. The Committee utilizes both cash- and stock-based awards, thereby providing a means through which executive officers will be given incentives to continue high quality performance with the Company over a long period of time while allowing such executive officers to build a meaningful investment in the Company's Common Stock.

In 1995, the Company adopted its 1995 Employee Stock Option Plan (the "Plan"). Under the Plan, the participating executive officers each received an initial grant of stock options. Additional options in addition to cash bonuses were granted in fiscal 2002 to certain executive officers pursuant to the recommendation of the Committee.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

Mr. Flegel's salary, bonus and stock options for fiscal 2002 were determined by the Committee in the same manner as is used by the Committee for executive officers generally. In addition, the Committee considered Mr. Flegel's role in the Company successfully completing significant strategic acquisitions. The Committee believes that Mr. Flegel's compensation is competitive within the industry and, when combined with Mr. Flegel's substantial ownership of the Company's Common Stock, provides incentives for performance that are aligned with the financial interests of the stockholders of the Company.

                           THE COMPENSATION COMMITTEE

     ROBERT O. ADERS            ARON KATZMAN            RANDALL S. MINIX

PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on Source Interlink Companies, Inc.'s Common Stock against the cumulative total return of companies listed on The Nasdaq Stock Market (US) and the Nasdaq Non-Financial Stocks Index. The graph is based on the market price of Common Stock for all companies at January 31 each year and assumes that $100 was invested on January 31, 1996 in Source Interlink Companies, Inc. Common Stock and the common stock of all companies and that dividends were reinvested for all companies.


                                  [LINE GRAPH]

                                                1/31/1997      1/31/1998     1/31/1999     1/31/2000     1/31/2001     1/31/2002
                                                ---------      ---------     ---------     ---------     ---------     ---------
Nasdaq US                                          $100          $118          $185          $288          $202          $142
Nasdaq Non-Financial Stocks                        $100          $114          $185          $303          $206          $138
The Source Information Management Company          $100          $245          $484          $732          $266          $253


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, we and our predecessors have engaged in various transactions with our directors, executive officers and other affiliated parties. No such transactions have occurred since the beginning of our last fiscal year.

                                   PROPOSAL 2
           AMENDMENT TO THE COMPANY'S 1995 INCENTIVE STOCK OPTION PLAN

On September 20, 2002, the Board of Directors of the Company adopted an amendment to the Stock Plan and directed that the Stock Plan as amended be submitted to the shareholders for their approval. The amendment provides for an increase in the number of shares of the Company's Common Stock available under the Stock Plan by 229,339 shares. The amendment will become effective upon approval by the holders of at least a majority of the shares of the Common Stock voting at the Annual Meeting. The Stock Plan as amended is attached as Exhibit A to this Proxy Statement.

GENERAL

The purpose of the Stock Plan is to motivate employees of the Company and its subsidiaries through incentives inherent in stock ownership by providing the opportunity to obtain or increase proprietary interest in the Company on a favorable basis through options to purchase stock granted under the Stock Plan. The purpose of the proposed amendment to the Stock Plan is to increase the number of available shares so as to enable the Company to continue the Stock Plan in future years. The Stock Plan became effective on August 23, 1995. The maximum number of shares that may be issued under the Stock Plan is now 2,770,661 shares of Common Stock of which all shares have been issued or reserved for issuance. In the event there is a lapse, expiration, termination, or cancellation of any benefit awarded under the Stock Plan and the shares represented by such benefit either are not issued or are subsequently reacquired by the Company, such shares may be again available to be used in connection with the Stock Plan without being charged against the limitation of the number of authorized shares under the Stock Plan. The shares currently authorized have been and, if Proposal 2 is approved, the additional shares will be registered under the Securities Act of 1933, as amended. The closing price of the Company's Common Stock on September 24, 2002 the Nasdaq National Market was $5.44 per share.

The Compensation Committee of the Board of Directors serves as the Administrator of the Stock Plan (the "Administrator") and has the exclusive authority to determine the type of options awarded (incentive stock options ("ISO") or non-qualified stock options ("NQSO")); to determine the terms and conditions of all options; to construe and interpret the Stock Plan and the options granted under it; to determine the time or times an option may be exercised, the number of shares as to which an option may be exercised at any one time, and when an option may terminate; to establish, amend and revoke rules and regulations relating to the Stock Plan and its administration; and to correct any defect, supply any omission, or reconcile any inconsistency in the Stock Plan or any option agreement.

Since October 23, 2000, the Company consummated the acquisitions of The Interlink Companies, Inc. (and its operating companies, including International Periodical Distributors, Inc. and David E. Young, Inc.) and Innovative Metal Fixtures, Ltd. These acquisitions have substantially increased the Company's size and complexity, and have resulted in the Company's retention of a number of new executive officers and other key employees. Options granted to attract, motivate and retain these new employees, together with options granted to the Company's continuing key employees, have exhausted the number of shares of Common Stock currently authorized for issuance under the Stock Plan. The Board of Directors believes that the availability of the proposed additional authorized shares of Common Stock under the Stock Plan will enable it to continue to attract, motivate and retain key employees for the Company.

OPTIONS

All employees of the Company who are not members of the Compensation Committee are eligible to receive options under the Stock Plan. The Compensation Committee determines the employees to whom options are granted, the time or times such options are granted, the number of shares to be subject to each option and the times when each option may be exercised.

Options entitle a participant to purchase shares of Common Stock at a price per share equal to the market value of the Common Stock on the date the option is granted. However, if an ISO is granted and the participant receiving the ISO owns more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price shall not be less than one hundred and ten percent of the market value of the Common Stock on the date the ISO is granted.

Any outstanding option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the participant by the Company for any reason other than retirement (under normal Company policies), death or disability; (ii) the date which is 3 months following the effective date of the participant's retirement from the Company's service; (iii) the date which is 1 year following the date on which the participant's service with the Company ceases due to death or disability; (iv) the date of expiration of the option determined by the Administrator at the time the option is granted and specified in such option; or
(v) the 10th annual anniversary date of the granting of the option, or, if and when an ISO is granted participant owns more than 10% of the total combined voting power of all classes of stock of the Company, then on the 5th such anniversary.

Options are exercisable on the terms determined by the Administrator at the time of the grant. The option price is payable in full upon exercise of an option and may be paid in cash or, if permitted by the Administrator, by tendering shares of Common Stock of the Company already owned by the participant. Options granted under the Stock Plan are nontransferable and nonassignable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.

CHANGE OF CONTROL

The Stock Plan provides for the accelerated exercisability of options in the event of a merger, consolidation, acquisition, sale or transfer of assets, tender, or exchange offer or other reorganization in which the Company does not survive as an independent company.

AMENDMENT; TERMINATION

The Board of Directors may amend the Stock Plan at any time, except that the Board may not, without the approval of the shareholders, materially increase the benefits accruing to participants under the Stock Plan, increase the number of shares of Common Stock in the aggregate which may be issued under the Stock Plan, except as provided by the Stock Plan, or materially modify the requirements as to eligibility for participation in the Stock Plan.

The Board of Directors may terminate or suspend the Stock Plan at any time. The Stock Plan currently will terminate automatically on August 23, 2005. No benefits may be awarded under the Stock Plan after its termination. Except as provided by the Stock Plan, amendment, suspension or termination of the Stock Plan will not alter or impair any rights or obligations under options previously granted under the Stock Plan.

FEDERAL TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS. A participant who exercises an ISO while employed by the Company or within the 3 month (1 year for disability) period after termination of employment, will not recognize any ordinary income at that time. If the shares acquired upon the exercise are not disposed of until more than 1 year after the date of the exercise, and more than 2 years after the date the ISOs were granted, the excess of the sale proceeds over the aggregate option price of such shares will be treated as long-term capital gain to the participant. If the shares acquired on exercise of the ISOs are disposed of prior to such dates (a "disqualifying disposition"), the excess of the fair market value of the shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income to the participant at the time of such disqualifying disposition. The Company will be entitled to a federal tax deduction in a like amount, subject to the limitation on deductions discussed below. If an ISO is exercised more than 3 months (1 year for disability) after termination of employment, the participant will recognize ordinary income equal to the difference between the option price and the fair market value of the stock received on the date of exercise. The Company would be allowed a deduction for a like amount in such case, subject to the limitation on deductions discussed below.

For purpose of the alternative minimum tax on individuals, on exercise of an ISO, the difference between the fair market value of the stock on the date of exercise and the amount paid for the stock will be treated as taxable.

A participant does not recognize any taxable income on the grant or exercise of an ISO. However, if there is a disqualifying disposition of stock received on the exercise of an ISO, the Company may deduct from income in the year of the disqualifying disposition an amount equal to the amount that the participant recognizes as ordinary income due to the disqualifying disposition, subject to the limitation on deductions discussed below.

NONQUALIFIED STOCK OPTIONS. A participant will not realize any income at the time an NQSO is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of an NQSO, the participant will recognize ordinary income (whether the NQSO price is paid in cash or by the surrender of previously owned Common Stock) in an amount equal to the difference between the option price and the fair market value of the shares to which the NQSO pertains. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the participant, subject to the limitation on deductions discussed below.

LIMITATION ON DEDUCTIONS. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million per year the federal income tax deduction available to a public company for compensation paid to its chief executive officer or any of its other four highest paid officers unless certain requirements are met. The Stock Plan does not meet the requirements of Section 162(m) and it is possible that certain compensation paid under the Stock Plan would not be deductible in the future. However, the Company currently believes that all amounts under the Stock Plan will be deductible because the compensation of the officers will either not exceed the limit under Section 162(m) or part of the compensation will be paid under the Performance Plan for Executives which does meet the requirements of Section 162(m).

The Board of Directors recommends that the shareholders vote "FOR" the proposed amendment.

                                   PROPOSAL 3
                  AMENDMENT TO THE COMPANY'S 1998 OMNIBUS PLAN

On September 20, 2002, the Board of Directors of the Company adopted an amendment to the Company's 1998 Omnibus Plan and directed that the Omnibus Plan as amended be submitted to the shareholders for their approval. The amendment provides for an increase in the number of shares of the Company's Common Stock available under the Omnibus Plan by 150,000 shares. The amendment will become effective upon approval by the holders of at least a majority of the shares of the Common Stock voting at the Annual Meeting. The Omnibus Plan as amended is attached as Exhibit B to this Proxy Statement.

GENERAL

The purpose of the Omnibus Plan is to motivate employees of the Company and its subsidiaries through incentives inherent in stock ownership by providing the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis through options to purchase stock granted under the Omnibus Plan. The purpose of the proposed amendment to the Omnibus Plan is to increase the number of available shares so as to enable the Company to continue the Omnibus Plan in future years. The Omnibus Plan became effective on February 1, 1998. The maximum number of shares that may be issued under the Omnibus Plan is now 1,850,000 shares of Common Stock of which all shares have been issued or reserved for issuance. In the event there is a lapse, expiration, termination, or cancellation of any benefit awarded under the Omnibus Plan and the shares represented by such benefit either are not issued or are subsequently reacquired by the Company, such shares may be again available to be used in connection with the Omnibus Plan without being charged against the limitation of the number of authorized shares under the Omnibus Plan. The shares currently authorized have been and, if Proposal 3 is approved, the additional shares will be registered under the Securities Act of 1933, as amended. The closing price of the Company's Common Stock on September 24, 2002 the Nasdaq National Market was $5.44 per share.

The full Board of Directors serves as the Administrator of the Omnibus Plan (the "Administrator") and has the exclusive authority to determine the terms and conditions of all options; to construe and interpret the Omnibus Plan and the options granted under it; to determine the time or times an option may be exercised, the number of shares as to which an option may be exercised at any one time, and when an option may terminate; to establish, amend and revoke rules and regulations relating to the Omnibus Plan and its administration; and to correct any defect, supply any omission, or reconcile any inconsistency in the Omnibus Plan or any option agreement.

Since October 23, 2000, the Company consummated the acquisitions of The Interlink Companies, Inc. (and its operating companies, including International Periodical Distributors, Inc. and David E. Young, Inc.) and Innovative Metal Fixtures, Ltd. These acquisitions have substantially increased the Company's size and complexity, and have resulted in the Company's retention of a number of new executive officers and other key employees. Options granted to attract, motivate and retain these new employees, together with options granted to the Company's continuing key employees, have exhausted the number of shares of Common Stock currently authorized for issuance under the Omnibus Plan. The Board of Directors believes that the availability of the proposed additional authorized shares of Common Stock under the Omnibus Plan will enable it to continue to attract, motivate and retain key employees for the Company.

OPTIONS

All employees, officers and directors of the Company are eligible to receive options under the Omnibus Plan. The Board of Directors determines the employees, officers and directors to whom options are granted, the time or times such options are granted, the number of shares to be subject to each option and the times when each option may be exercised.

Options entitle a participant to purchase shares of Common Stock at a price per share equal to the market value of the Common Stock on the date the option is granted.

Any outstanding option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the participant by the Company for any reason other than retirement (under normal Company policies), death or disability; (ii) the date which is 3 months following the effective date of the participant's retirement from the Company's service; (iii) the date which is 1 year following the date on which the participant's service with the Company ceases due to death or disability; (iv) the date of expiration of the option determined by the Board at the time the option is granted and specified in such option; or (v) the 10th annual anniversary date of the granting of the option. However, the Board shall have the discretion, but not the obligation, to extend the expiration of the option held by a participant whose service has ceased for any reason to the end of their original terms.

Options are exercisable on the terms determined by the Board at the time of the grant. The option price is payable in full upon exercise of an option and may be paid in cash or, if permitted by the Board, by tendering shares of Common Stock of the Company already owned by the participant. Options granted under the Omnibus Plan are nontransferable and nonassignable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.

CHANGE OF CONTROL

The Omnibus Plan provides for the accelerated exercisability of options in the event of a merger, consolidation, acquisition, sale or transfer of assets, tender, or exchange offer or other reorganization in which the Company does not survive as an independent company.

AMENDMENT; TERMINATION

The Board of Directors may amend the Omnibus Plan. The Board of Directors may terminate or suspend the Omnibus Plan at any time. The Omnibus Plan currently will terminate automatically on January 31, 2008. No benefits may be awarded under the Omnibus Plan after its termination. Except as provided by the Omnibus Plan, amendment, suspension or termination of the Omnibus Plan will not alter or impair any rights or obligations under options previously granted under the Omnibus Plan.

FEDERAL TAX CONSEQUENCES

NONQUALIFIED STOCK OPTIONS. A participant will not realize any income at the time an NQSO is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of an NQSO, the participant will recognize ordinary income (whether the NQSO price is paid in cash or by the surrender of previously owned Common Stock) in an amount equal to the difference between the option price and the fair market value of the shares to which the NQSO pertains. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the participant, subject to the limitation on deductions discussed below.

LIMITATION ON DEDUCTIONS. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million per year the federal income tax deduction available to a public company for compensation paid to its chief executive officer or any of its other four highest paid officers unless certain requirements are met. The Omnibus Plan does not meet the requirements of Section 162(m) and it is possible that certain compensation paid under the Omnibus Plan would not be deductible in the future. However, the Company currently believes that all amounts under the Omnibus Plan will be deductible because the compensation of the officers will either not exceed the limit under Section 162(m) or part of the compensation will be paid under the Performance Plan for Executives which does meet the requirements of Section 162(m).

The Board of Directors recommends that the shareholders vote "FOR" the proposed amendment.

                                 OTHER BUSINESS

Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company by June 12, 2003 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company within the time limits set forth above. Such notice must include a description of the proposed business, the reasons therefor and other matters specified in the Company's Bylaws. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from the procedural requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

In each case the notice must be provided to the Company at its principal office in St. Louis, Missouri. Shareholders desiring a copy of the Company's Bylaws will be furnished a copy without charge upon the submission of a written request to the Company.

If the date of the 2003 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 2002 Annual Meeting of Shareholders the Company will make a timely disclosure of such date change and the impact of such date change on the submission deadlines set forth above in its first quarterly report on Form 10-Q following such date change, or, if impracticable any means reasonably calculated to inform shareholders.

                  RELATIONSHIP WITH THE INDEPENDENT ACCOUNTANTS

BDO Seidman, LLP ("BDO Seidman") served as the independent public accountant for the Company in fiscal 2002. BDO Seidman has been selected as the Company's independent public accountant for fiscal 2003.

For the year ended January 31, 2002, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $287,720, of which $266,000 related to auditing services, none related to information technology consulting and $21,720 related to all other services.

The Company's audit committee has considered whether the non-audit services provided by the Company's auditors in connection with the year ended January 31, 2002 were compatible with the auditors' independence.

                                            By Order of the Board of Directors

                                            /s/ W. Brian Rodgers

                                            W. Brian Rodgers, Secretary


THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY BY DELIVERING A WRITTEN REVOCATION OF YOUR PROXY TO THE SECRETARY OF THE COMPANY.

                                                                       EXHIBIT A

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
              AMENDED AND RESTATED 1995 INCENTIVE STOCK OPTION PLAN

         1.       PURPOSE OF THE PLAN

         The Source Information Management Company 1995 Incentive Stock Option Plan ("Plan") is intended to provide additional incentive to certain valued and trusted employees of The Source Information Management Company, a Missouri corporation (the "Company"), by encouraging them to acquire shares of the $.01 par value Common Stock of the Company (the "Stock") through options to purchase Stock granted under the Plan ("Options"). The purpose for granting such Options and making the purchase of the Stock possible is to increase the proprietary interest of such employees in the business of the Company and provide them with an increased personal interest in the continued success and progress of the Company. The intended result is to promote the interests of both the Company and its shareholders.

         Options granted under the Plan may be either Options intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs"). Each employee granted an Option will receive and be required to accept a Stock Option Agreement with the Company (the "Option Agreement"), which sets forth the terms and conditions of the Option, in accordance with this Plan.

         2.       ADMINISTRATION OF PLAN

         The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company ("Board"), to be composed of at least two (2) members. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation. Each member of the Committee shall serve at the pleasure of the Board. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. If there are less than two members of the Board who qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, then the full Board shall be deemed to be the administrators of the Plan and shall be endowed with all of the rights and responsibilities attributed to the Committee herein:

         The Committee shall have the sole power:

         (a) subject to the provisions of the Plan, to grant Options; to determine the type of Option (NQSO or ISO); to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; to establish, amend and revoke rules and regulations relating to the Plan and its administration; and to correct any defect supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and on their legal representatives and beneficiaries; and

         (b) to determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

         The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provision of the Plan and any determination by the Committee under any provision of the Plan shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

         3.       SHARES SUBJECT TO THE PLAN

         Subject to the provisions of paragraph 13, the Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate Three Million (3,000,000) shares of $.01 par value Common Stock of the Company. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the purpose of the Plan. The Stock to be offered for purchase upon the grant of an Option may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

         4.       PERSONS ELIGIBLE FOR OPTIONS

         All employees of the Company who are not members of the Committee shall be eligible to receive the grant of Options under the Plan. The Committee shall determine the employees to whom Options shall be granted, the time or times such Options shall be granted. the number of shares to be subject to each Option and the times when each Option may be exercised. The Committee shall seek information, advice and recommendations from management to assist the Committee in its independent determination as to the employees to whom Options shall be granted. An employee who has been granted an Option (an "Optionee"), if he or she is otherwise eligible, may be granted additional Options.

         5.       PURCHASE PRICE

         The purchase price of each share of Stock covered by each Option ("Purchase Price") shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the Option is granted. However, if and when an ISO is granted the Optionee receiving the ISO owns or will be considered to own, by reason of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the Stock covered by the ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the ISO is granted.

         "Fair Market Value Per Share" of the Stock shall mean: (i) if the Stock is traded only otherwise than on a securities exchange and is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the closing quoted selling price of the Stock on the date of grant of the Option. as reported by the Wall Street Journal; (ii) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal; or (iii) if the Stock is traded only otherwise than on a securities exchange and is not quoted on NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option as quoted in the "pink sheets" published by the National Daily Quotation Bureau. In any case, if there were no sales of the Stock on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

         6.       DURATION OF OPTIONS

         Any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the Optionee by the Company for any reason other than retirement (under normal Company policies), death or disability; (ii) the date which is three months following the effective date of the Optionee's retirement from the Company's service; (iii) the date which is one year following the date on which the Optionee's service with the Company ceases due to death or disability;

(iv) the date of expiration of the Option determined by the Committee at the time the Option is granted and specified in such Option; or (v) the tenth (10th) annual anniversary date of the granting of the Option, or, if and when an ISO is granted the Optionee owns (or would be considered to own by reason of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then on the fifth (5th) such anniversary. However, the Committee shall have the right, but not the obligation, to extend the expiration of the Options held by an Optionee whose service with the Company has ceased for any reason to the end of their original terms, notwithstanding that such Options may no longer qualify as ISOs under the Code.

         7.       EXERCISE OF OPTIONS

         (a) An Option may be exercisable in installments or otherwise upon such terms as the Committee shall determine when the Option is granted.

         (b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under Section 16(b) of the Securities Exchange Act of 1934.

         (c) No Option will become exercisable if the exercisability of such Option would cause the aggregate fair market value (as determined at the time of grant in accordance with the provisions of paragraph 5 hereof) of the Stock with respect to which Option issued by the Company are first exercisable during such calendar year to exceed $100,000. If the grant of an Option hereunder would cause a violation of the foregoing limitation, the exercisability of the portion of the Option granted hereunder shall be reduced to the extent necessary such that no violation of the foregoing limitation will occur. Any Option with respect to which exercisability has been deferred shall become first exercisable on the first day of the calendar year in which such exercisability would not cause a violation of the limitations contained in Section 422(b)(7) of the Code; provided, however, if the exercisability is required to be deferred beyond the expiration of such Option, the grant of such Option shall be null and void.

         8.       METHOD OF EXERCISE

         (a) When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash or its equivalent, as is acceptable to the Company, of the purchase price for the shares being purchased. The Company shall issue a separate certificate or certificates of Stock for each Option exercised by an Optionee.

         (b) In the Committee's discretion, determined at the time an Option is granted, payment of the purchase price for shares may be made in whole or in part with other shares of Stock of the Company which are free and clear of all liens and encumbrances. The value of the shares of Stock tendered in payment for the shares being purchased shall be the Fair Market Value Per Share on the date of the Optionee's notice of exercise.

         (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of any shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or the National Association of Securities Dealers, Inc. or any Federal, state or local law. If the Optionee, or other person entitled to exercise an Option, fails to timely accept delivery of and pay for the shares specified in such notice, the Committee shall have the right to terminate the Option and the exercise thereof with respect to such shares.

         9.       NONTRANSFERABILITY OF OPTIONS

         No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by Will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee.

         10.      CONTINUANCE OF EMPLOYMENT

         Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.

         11.      RESTRICTIONS ON SHARES

         If the Company shall be advised by counsel that certain requirements under Federal or state securities laws must be met before Stock may be issued under the Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for the failure to issue Stock under any exercise of Options because of any delay while such requirements are being met or the inability of the Company to comply with such requirements.

         12.      PRIVILEGE OF STOCK OWNERSHIP

         No person entitled to exercise any Option granted under the Plan shall have the rights or privileges of a stockholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in paragraph 13.

         13.      ADJUSTMENT

         (a) If the number of outstanding shares of Stock are increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company, through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Stock subject to the Plan, as provided in paragraph 3, and the shares of Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

         (b) Notwithstanding paragraph (a), upon: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the, Company is not the surviving corporation, (iii) a sale of substantially all of the assets of the Company or (iv) the transfer of more than 80% of the then outstanding Stock of the Company to another entity or person, in a single transaction or series of transactions, the Board shall accelerate the time in which any outstanding Options granted under the Plan may be exercised to a time prior to the consummation of the transaction, and the Plan shall terminate upon such consummation of the transaction. However, the acceleration of the time of exercise of such Options and the termination of the Plan shall not occur if provision is made in writing in connection with the transaction, in a manner acceptable to the Board, for: (A) the continuance of the Plan and assumption of outstanding Options, or (B) the substitution for such Options of new options to purchase the stock of a successor corporation (or parent or subsidiary thereof), with appropriate adjustments as to number and kind of shares and option price. The Board of Directors shall have the authority to amend this paragraph to provide for a requirement that a successor corporation assume any outstanding Options.

         (c) Adjustments under this paragraph 13 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

         14.      INVESTMENT PURPOSE

         Each Option granted hereunder may be issued on the condition that any purchase of Stock by the exercise of an Option which is not the subject of a registration statement permitting the sale or other distribution thereof shall be for investment purposes and not with a view to resale or distribution (the "Restricted Stock"). If requested by the Company, each Optionee must agree, at the time of the purchase of any Restricted Stock, to execute an "investment letter" setting forth such investment intent in the form acceptable to the Company and must consent to any stock certificate issued to him thereunder bearing a restrictive legend setting forth the restrictions applicable to the further resale, transfer or other conveyance thereof without registration under the Securities Act of 1933, as amended, and under the applicable securities or blue sky laws of any other jurisdiction (together, the "Securities Laws"), or the availability of exemptions from registration thereunder and to the placing of transfer restrictions on the records of the transfer agent for such stock. No Restricted Stock may thereafter be resold, transferred or otherwise conveyed unless:

         (1) an opinion of the Optionee's counsel is received. in form and substance satisfactory to counsel for the Company, that registration under the Securities Laws is not required; or

         (2)      such Stock is registered under the applicable Securities Laws;
                  or

         (3) A "no action" letter is received from the staff of the Securities and Exchange Commission and from the administrative agencies administering all other applicable securities or blue sky laws, based on an opinion of counsel for Optionee in form and substance reasonably satisfactory to counsel for the Company, advising that registration under the Securities Laws is not required.

         15.      AMENDMENT AND TERMINATION OF PLAN

         (a) The Board of Directors of the Company may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Stock which may be issued under the Plan, except as provided under the provisions of paragraph 13; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         (b) Subject to the provisions of paragraph 13, the Plan shall terminate ten (10) years from the earlier of the adoption of the Plan by the Board of Directors or its approval by the shareholders.

         (c) Subject to the provisions of paragraph 13, no amendment, suspension or termination of this Plan shall, without the consent of each Optionee, alter or impair any rights or obligations under any Option granted to such Optionee under the Plan.

         16.      EFFECTIVE DATE OF PLAN

         The Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining such approval.

         17.      TERM OF PLAN

         No Option shall be granted under the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval by the Company's shareholders.

         Adopted by the Board of Directors as of August 23, 1995, amended as of June 26, 1997, further amended as of October 7, 1998, further amended as of July 7, 1999, further amended as of March 28, 2000, as further amended September 20, 2002.

                          THE SOURCE INFORMATION MANAGEMENT COMPANY


                          By:

                               S. Leslie Flegel, Chairman of the Board and Chief Executive Officer

                                                                       EXHIBIT B

           THE SOURCE INFORMATION MANAGEMENT COMPANY 1998 OMNIBUS PLAN

                                    ARTICLE I
                               PURPOSE OF THE PLAN

The Source Information Management Company 1998 Omnibus Plan ("Plan") is intended to provide additional incentive to certain valued and trusted employees, officers, and directors of The Source Information Management Company, a Missouri corporation (the "Company"), by encouraging them to acquire shares of the $0.01 par value Common Stock of the Company (the "Stock") through options to purchase Stock granted pursuant to the Plan ("Options"), and, in the case of directors, conversion of their director retainer fees into Stock for payment, thereby increasing such employees', officers', and directors' interest in the business of the Company and providing them with an increased personal interest in the continued success and progress of the Company, the result of which will promote both the interests of the Company and its shareholders.

                                   ARTICLE II
                             ADMINISTRATION OF PLAN

2.1 The entire Board of Directors of the Company ("Board") will administer the Plan.

2.2 The Board shall have the sole power:

(a) subject to the provisions of the Plan, to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to establish, amend and revoke rules and regulations relating to the Plan and its administration; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, to accelerate the time or times at which an Option may be exercised and increase the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; and to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Board shall be conclusive and binding on all Optionees and on their legal representatives and beneficiaries; and

(b) to determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

2.3 The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Board. All expenses and liabilities incurred by the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Board of any provision of the Plan and any determination by the Board under any provision of the Plan shall be final and conclusive for all purposes. Neither the Board nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

                                   ARTICLE ILL
                           SHARES SUBJECT TO THE PLAN

Subject to the provisions of Article IX below, the Stock which may be issued under the Plan shall not exceed in the aggregate 2,000,000 shares, which Stock may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the Plan.

                                   ARTICLE IV
                           NONQAUALIFLED STOCK OPTIONS

4.1 All employees, officers, and directors of the Company shall be eligible to receive the grant of Options under the Plan. The Board shall determine the employees, officer and directors to whom Options shall be granted, the time or times such Options shall be granted, the number of shares to be subject to each Option and the times when each Option may be exercised. The Board shall seek information, advice and recommendations from management to assist the Board in its independent determination as to the persons to whom Options shall be granted. An employee, officer or director who has been granted an Option (an "Optionee"), if he or she is otherwise eligible, may be granted additional Options. Each Optionee shall enter into an agreement with the Company (the "Option Agreement") setting forth the terms and conditions of the Optionee's Option, as determined in accordance with this Plan.

4.2 Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4.3 The purchase price of each share of Stock covered by each Option ("Purchase Price") shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined in Section 10.1) of the Stock on the date the Option is granted.

4.4 Any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earliest of: (i) the cessation of the employment or engagement of the Optionee by the Company for any reason other than retirement (under normal Company policies), death or disability; (ii) the date which is three months following the effective date of the Optionee's retirement from the Company's service; (iii) the date which is one year following the date on which the Optionee's service with the Company ceases due to death or disability; (iv) the date of expiration of the Option determined by the Board at the time the Option is granted and specified in such Option; or (v) the tenth (10th) annual anniversary date of the granting of the Option. However, the Board shall have the discretion, but not the obligation, to extend the expiration of the Options held by an Optionee whose service with the Company has ceased for any reason to the end of their original terms. Such discretion may be exercised at the time of grant by express statement in the Option Agreement or prior to expiration and termination of the Option by resolution duly adopted by the Board.

4.5 An Option may be exercisable in installments or otherwise upon such terms as the Board shall determine when the Option is granted. In the event that an Option is exercisable only in installments, such Option shall become fully exercisable upon the termination of employment of the Optionee by reason of retirement (under normal Company policies), death, disability or a Change in Control (as defined in Section 10.2).

4.6 Upon exercise of an Option, the full Exercise Price for the shares with respect to which the Option is being exercised shall be payable to the Company:
(i) in cash or by check payable and acceptable to the Company; (ii) if expressly permitted in the Option Agreement, by tendering to the Company shares of Stock owned by the Optionee having an aggregate Fair Market Value Per Share as of the date of exercise that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; or (iii) if expressly permitted in the Option Agreement and to such instructions as the Board may specify, at the Optionee's written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the Optionee, provided that the Optionee has irrevocably instructed such broker to remit directly to the Company on the Optionee's behalf the full amount of the Exercise Price from the proceeds of such sale. In the event that the Optionee elects to make payment as allowed under clause (ii) above, the Board may, upon confirming that the Optionee owns the number of shares of Stock being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Optionee (or not require surrender of) the certificate for the shares of Stock being tendered upon the exercise. Payment instruments will be received subject to collection.

4.7 No shares will be issued upon exercise of an Option until the Company has received full payment of the Exercise Price for the shares. The Optionee shall have no rights as a stockholder until the shares are reflected as issued on the Company's stock transfer records.

4.8 Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of any shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or the Nasdaq Stock Market or any Federal, state or local law. If the Optionee, or other person entitled to exercise an Option, fails to timely accept delivery of and pay for the shares specified in such notice, the Board shall have the right to terminate the Option and the exercise thereof with respect to such shares.

4.9 No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee, except as otherwise provided in this paragraph. If the Optionee becomes disabled, the Option will be exercisable either by the Optionee's attorney-in-fact under a Durable Power of Attorney or by a duly appointed legal representative.

                                    ARTICLE V
                            DIRECTORS' RETAINER STOCK

5.1 Subject to the availability of shares of Stock under the Plan, each present or future member of the Board of Directors of the Company who is not also an employee of the Company or of any subsidiary of the Company shall, unless such director shall elect not to participate in this Plan, receive, in the form of Stock, all amounts payable from time to time for service on the Board, including any amounts payable with respect to service as chairperson of any committee of the Board or attendance at any meeting of the Board of Directors or any committee (collectively, "Retainer Fees").

5.2 A director may elect not to participate in the Plan by filing a written election ("the Election Agreement") with the Company before the beginning of each fiscal year of the Company. Any person who becomes a director during a fiscal year, and who was not a director prior to the beginning of such fiscal year, may file an Election Agreement to withdraw from participation in the Plan for fiscal year before his term begins. The Election Agreement shall continue until the director terminates or modifies such election by filing a new Election Agreement with the Company. An Election Agreement, once made by a director, shall be irrevocable with respect to all Retainer Fees otherwise payable while such Election Agreement is in effect. No Election Agreement, or any modification or termination thereof, shall apply to any portion of the Retainer Fee otherwise payable within six months of the date of such Election Agreement, modification or termination.

5.3 The Company shall establish and maintain a Stock Account for each participating director, which shall reflect all entries required to be made pursuant to the terms and conditions of the Plan. Credits made pursuant to
Section 5.4 shall be reflected on the books and records of the Company as an obligation to issue and deliver a number of shares of Stock on the specified payment date. No stock certificate shall be created or registered until the payment date.

5.4 As of each date that any portion of the Retainer Fee would otherwise be payable to a participating director, the Company shall credit to such director's Stock Account a number of shares (rounded to the nearest whole share) equal to portion of the director's Retainer Fee divided by the Fair Market Price Per Share on such day.

5.5 The Company shall provide each participating director with an annual statement indicating the number of shares of Stock credited to his Stock Account as of the end of the preceding fiscal year.

5.6 Stock credited to a participating director's Stock Account shall not be subject to forfeiture for any reason.



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

5.7 Stock credits to a participating director's Stock Account shall be payable not later than ninety (90) days after the end of the Company's fiscal year. Upon the occurrence of a Change of Control, the Stock credits to a participating director's Stock Account as of the day immediately prior to the effective date of the event constituting the Change of Control shall be paid in full on such date.

                                   ARTICLE VI
                            CONTINUANCE OF EMPLOYMENT

Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any participant any rights with respect to the continuation of employment or engagement by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment, to remove any director or to increase or decrease the compensation of the participant from the rate in existence at the time of the granting of any Option or the credit of any Stock to any Stock Account.

                                   ARTICLE VII
                             RESTRICTIONS ON SHARES

If an Optionee gives notice to the Company of the exercise of any Option under the Plan or any Stock credits are payable under the Plan and the Company is advised by counsel that Stock cannot be issued pursuant to such exercise until the requirements of Federal or state securities laws are met, the Company shall so notify the participant and the Company shall have no liability for any delay in issuing or failure to issue such Stock until such requirements are met or as a result of the inability of the Company to comply with such requirements. However, no option which is prevented from being exercised pursuant to this paragraph shall expire until the later of (i) its expiration date pursuant to its terms or (ii) 30 days after the Company has advised the Optionee that the Company is no longer prevented by Federal or state securities laws from issuing Stock to the Optionee.

                                  ARTICLE VIII
                          PRIVILEGE OF STOCK OWNERSHIP

No participant entitled to be issued Stock under this Plan shall have the rights or privileges of a stockholder of the Company for any shares of Stock issuable until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as otherwise expressly provided in this Plan.

                                   ARTICLE IX
                                   ADJUSTMENT

9.1 If the number of outstanding shares of Stock is increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, (a) the aggregate number of shares of Stock subject to the Plan as provided in Article III above, (b) the number of shares of Stock and the Purchase Price applicable thereto specified in outstanding Option Agreements executed under the Plan, and (c) the number of Stock credits to each Stock Account, shall be appropriately and proportionately adjusted by the Board.

9.2 In the event of the payment of an extraordinary dividend by the Company on the Stock (an "extraordinary dividend" being a payment or series of payments within any 12 consecutive months in the aggregate in excess of twenty-five percent (25%) of the book value attributable to the Stock of the Company at the time of the payment of the extraordinary dividend), (a) adjustment shall be made in the purchase price of Stock under the Option for the amount of the extraordinary dividend, and (b) each participating director's Stock Account shall be credited with that number of shares (rounded to the nearest whole share) determined by multiplying the dividend amount per share by the total number of shares credited to such director's Stock Account as of the record date for such

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

dividend and dividing the product by the Fair Market Price Per Share on the dividend payment date.

9.3 Adjustments under this Article IX shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued nor shall cash in lieu of fractional shares be paid under the Plan or in connection with any such adjustment.

                                    ARTICLE X
                                   DEFINITIONS

10.1 "Fair Market Value Per Share" of the Stock shall mean: (i) if the Stock is traded only otherwise than on a securities exchange and is quoted on the NASDAQ Stock Market ("Nasdaq"), the closing quoted selling price of the Stock on the date of grant of the Option, as reported by the Wall Street Journal; (ii) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal; or (iii) if the Stock is traded only otherwise than on a securities exchange and is not quoted on Nasdaq, the closing quoted selling price of the Stock on the date of grant of the Option as quoted on the Nasdaq OTC Bulletin Board. In any case, if there were no sales of the Stock on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Board in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

10.2 "Change in Control" shall mean the occurrence of any of the following events: (i) any "person" (together with its "affiliates" and "associates") becoming the "beneficial owner" (each term as defined in the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder) of 30% or more of the voting power of all outstanding securities of the Company entitled to vote for the election of directors of the Company, unless a majority of the Board as constituted prior to that time have determined in their sole discretion that, for purposes of the Plan, a Change in Control of the Company has not occurred; (ii) as a result of or in connection with any cash tender offer, merger or other business combination, sale of assets or contested election of directors, or any combination of the foregoing, the persons who were members of the Board immediately prior to such event shall cease to constitute a majority of the Company's Board; or (iii) the Board or shareholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or the occurrence of a sale or other disposition of all or substantially all of the assets of the Company.

                                   ARTICLE XI
                        AMENDMENT AND TERMINATION OF PLAN

11.1 The Board of Directors of the Company may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Stock which may be issued under the Plan, except as provided under the provisions of Article IX; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

11.2 Subject to the provisions of Article IX, the Plan shall terminate ten (10) years from the earlier of the adoption of the Plan by the Board of Directors or its approval by the shareholders.

11.3 Subject to the provisions of Article IX, no amendment, suspension or termination of this Plan shall, without the consent of each Optionee, alter or impair any rights or obligations under any Option granted to such Optionee under the Plan.

                                   ARTICLE XII
                             EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board of Directors of the Company.

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


                                  ARTICLE XIII
                     TERM OF OPTIONS GRANTED UNDER THE PLAN

No Option shall be granted and the Board shall credit no Stock to any Stock Account under this Plan more than ten years from the date of adoption of the Plan.

Adopted by the Board of Directors as of the 1st day of February, 1998, amended March 28, 2000, further amended October 25, 2000 and as further amended September 20, 2002.

                              THE SOURCE INFORMATION MANAGEMENT COMPANY

                                   By:  _________________________________
                                        S. Leslie Flegel, Chairman
                                        of the Board and Chief Executive Officer



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